Exhibit 5.1





                                  September 2, 1998





          U.S. Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, DC 20549

               Re: VASCO Data Security International, Inc.--Registration Statement on Form S-8

          Ladies and Gentlemen:

               We have acted as securities counsel for VASCO Data Security International, Inc., a Delaware corporation (the "Company"), in connection with the preparation by the Company of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 relating to the registration of 5,000,000 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), which may be offered from time to time by the Company.

               In connection with the preparation of the Registration Statement, we have examined such documents, instruments, records, certificates and matters as we have considered appropriate and necessary to render this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of all signatures thereon.

               Based on the foregoing and in reliance thereon, it is our opinion that the issuance of the Shares have been duly authorized and, after the Registration Statement becomes effective and after any post-effective amendment required by law is duly completed, filed and becomes effective (such Registration Statement as it become effective, or, if required to be post-effectively amended, then as it is so amended, is referred to hereinafter as the "Final Registration Statement"), and when the applicable provisions of "Blue Sky" or other state securities laws shall have been complied with, and when the options are duly exercised and Shares are issued and/or sold in accordance with the terms described in the prospectus forming a part of the Final Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

               We hereby consent to the inclusion of our opinion as Exhibit
          5.1 to the Registration Statement and further consent to the references to this firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

               This opinion is rendered solely for your benefit in accordance with the subject transaction and is not to be otherwise used, circulated, quoted or referred to without our prior written consent. This opinion is limited to the laws of the State of Delaware and the federal laws of the United States.


                                             Very truly yours,



                                             /s/
                                   SCHNADER HARRISON SEGAL & LEWIS LLP